UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

CORELOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

To: All CoreLogic Employees

Team,

As a follow-up to my previous email titled “Important Policies Reminder” a few weeks ago, I have been receiving more reports about unsolicited contacts from folks claiming they are “consultants” or “researchers” looking to get information on the market and need details to help their clients. As a reminder, please do not take these calls or respond to these emails or LinkedIn posts, as they are likely attempts to get non-public information about our business.

Unfortunately, such attempts to trick employees into divulging confidential information are not uncommon in hostile takeover situations. We are aware of dozens of such attempts to contact our employees, including three just this week by a firm called “Guidepoint” to our CFO Jim Balas. We are sorry if you have had to deal with these improper contacts and we ask those responsible to stop harassing our employees.

Additionally, it is important to exercise caution when engaging in any public forums, such as social media. Employees should not communicate Company internal, confidential or proprietary information including, but not limited to, information about CoreLogic’s customers, employees, business partners or vendors on social media sites. Please refer to our social media policy and flag any unusual messages or posts that you see to me.

Lastly, I remind you all of your obligations to safeguard information under our Code of Conduct and policies related to acceptable use, communications, information privacy and classifying and handling information.

Thank you for your continued commitment and support. Please feel free to reach out if you are unsure about whether or not to respond to an unsolicited inquiry, or if you have questions.

Regards,

Aaron Henry

Chief Legal Officer and Corporate Secretary

Important Additional Information and Where to Find It

In connection with the special meeting of shareholders (the “Special Meeting”) called by the Company’s board of directors, the Company will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the U.S. Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees will be participants in the solicitation of proxies from shareholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

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